                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Commercial Net Lease Realty, Inc.
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                       COMMERCIAL NET LEASE REALTY, INC.

                        400 EAST SOUTH STREET, SUITE 500
                             ORLANDO, FLORIDA 32801
                               TEL: 407-423-7348

                                 APRIL 17, 1998

To Our Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of Commercial Net Lease Realty, Inc. (the "Company") on June 5, 1998 at 9:00 a.m. at the Citrus Club, 255 S. Orange Avenue, 18th Floor, Orlando, Florida 32801. The directors and officers of the Company look forward to greeting you personally. Enclosed for your review are the proxy, proxy statement and notice of meeting for the annual meeting of stockholders.

     The Company has seen significant growth over the past five years. During this period, including the equity offering completed in February 1998, the Company has raised a total of $378 million of equity through the sale of 26,783,705 shares of the Company's common stock (the "Common Stock"). The net proceeds of these offerings have been invested in additional net leased properties and have provided a significant equity base for the Company to build upon. As of February 28, 1998, the Company owned 239 properties representing an initial investment of approximately $537 million compared with 41 properties and a $24 million investment five years ago. More importantly, we believe the property portfolio has grown in quality, as we have provided increased diversification by geography, tenant, and retail line of trade. In addition, on January 1, 1998, the Company successfully completed the acquisition of CNL Realty Advisors, Inc., its third-party advisor (the "Advisor").

     This growth, we believe, requires corresponding corporate changes and, primarily for this reason, this year's proxy requests your vote, in addition to the vote for election of directors, on one additional proposal. The two proposals contained in this year's proxy are described below.

     First, the proxy requests your vote on the election of five directors.

     Second, the Board of Directors seeks your approval to amend the Company's Articles of Incorporation (the "Articles of Incorporation") thereby authorizing the creation of a new class of stock, designated "Preferred Stock," to provide the Company with increased access to the capital markets with a different cost profile relative to Common Stock, generally in order to fund targeted real estate investments or repay debt. THE AMENDMENT IS MORE COMPLETELY DESCRIBED IN THE ENCLOSED PROXY STATEMENT.

     Since the second proposal in this proxy statement requires a two-thirds majority, it is very important that you vote your shares. By doing so, the Company can avoid the cost of having to solicit shareholders for their votes.

     The proposals included in this proxy statement reflect changes consistent with the Company's past growth and its anticipated future growth and success in the coming years. Therefore, the Board of Directors unanimously recommends that you vote to approve each of the proposals presented in this proxy statement.

Sincerely,

/s/ JAMES M. SENEFF, JR.                  /s/ KEVIN B. HABICHT


James M. Seneff, Jr.                      Kevin B. Habicht
Chairman of the Board and                 Executive Vice President,
Chief Executive Officer                   Chief Financial Officer and
                                          Secretary/Treasurer

                       COMMERCIAL NET LEASE REALTY, INC.

                        400 EAST SOUTH STREET, SUITE 500
                             ORLANDO, FLORIDA 32801

       -----------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 1998
       -----------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of COMMERCIAL NET LEASE REALTY, INC. will be held at 9:00 a.m. local time, on June 5, 1998, at the Citrus Club, 255 S. Orange Avenue, 18th Floor, Orlando, Florida, for the following purposes:

     1. To elect five directors.

     2. To consider and vote upon a proposal to approve an amendment to the Company's Articles of Incorporation authorizing the issuance of fifteen million (15,000,000) shares of Preferred Stock, including a corresponding fifteen million (15,000,000) share increase in the number of authorized shares of Excess Stock.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 25, 1998, WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF.

     Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting you may revoke your Proxy and vote your shares in person. It is important that your shares be voted.

                                              By Order of the Board of
                                              Directors,


                                              /s/ KEVIN B. HABICHT

                                              Kevin B. Habicht
                                              Secretary

April 17, 1998
Orlando, Florida

                       COMMERCIAL NET LEASE REALTY, INC.
                        400 EAST SOUTH STREET, SUITE 500
                             ORLANDO, FLORIDA 32801
                               TEL: 407-423-7348

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is furnished by the Board of Directors of Commercial Net Lease Realty, Inc. (the "Company") in connection with the solicitation by management of proxies to be voted at the annual meeting of stockholders to be held on June 5, 1998, and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on March 25, 1998 (the "Record Date"), will be entitled to vote.

     Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted FOR (i) the election of directors, and (ii) the adoption of the amendment to the Company's Articles of Incorporation (the "Articles of Incorporation") to authorize the creation of a new class of stock, designated "Preferred Stock." Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (2) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the annual meeting and voting in person.

     Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

     Solicitation of proxies will be primarily by mail. However, directors and officers of the Company may also solicit proxies by telephone or telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. It is anticipated that this Proxy Statement and the enclosed proxy will be mailed to stockholders on or about April 17, 1998.

     As of the Record Date, 28,884,762 shares of the common stock of the Company (the "Common Stock") were outstanding. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the Record Date, executive officers and directors of the Company had the power to vote approximately 2.1% of the outstanding shares of Common Stock.

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
PROPOSAL I:    ELECTION OF DIRECTORS.......................................    3
               Nominees....................................................    3
               Compensation of Directors...................................    5
               Committees of the Board of Directors........................    5
               Executive Officers..........................................    6
               EXECUTIVE COMPENSATION......................................    9
               Annual Compensation.........................................    9
               Stock Option Grants in Last Fiscal Year.....................    9
               Options Exercised and Fiscal Year-End Values................    9
               COMPENSATION COMMITTEE REPORT...............................   10
               PERFORMANCE GRAPH...........................................   11

PROPOSAL II:   APPROVAL OF AMENDMENTS TO THE COMPANY'S ARTICLES OF
               INCORPORATION TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK
               AND A CORRESPONDING INCREASE IN THE AUTHORIZED SHARES OF
               EXCESS STOCK................................................   11
               Characteristics of Preferred Stock..........................   12
               Characteristics of Excess Stock.............................   12
               Vote Required to Amend the Articles of Incorporation........   13
               Possible Effects of the Proposal to Authorize Preferred
               Stock.......................................................   14

                                                                              14
SECURITY OWNERSHIP.........................................................
                                                                              15
     Section 16(a) Beneficial Ownership Reporting Compliance...............

                                                                              16
CERTAIN TRANSACTIONS.......................................................

                                                                              16
INDEPENDENT AUDITORS.......................................................

                                                                              16
OTHER MATTERS..............................................................

                                                                              16
PROPOSALS FOR NEXT ANNUAL MEETING..........................................

                                                                              16
AVAILABLE INFORMATION......................................................

                                                                              17
DOCUMENTS INCORPORATED BY REFERENCE........................................

APPENDIX A:    Text of Amendments to Articles of Incorporation Regarding
               Proposal II.................................................  A-1

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

NOMINEES

     The persons named below have been nominated by the Board of Directors of the Company (the "Board of Directors") for election as directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and qualified. Mr. Lanier has been a director since April 1988 and Mr. Clark since 1991. Messrs. Bourne and Seneff became directors in June 1992. Mr. Hinkle became a director in June 1993. The table sets forth each nominee's name, age, principal occupation or employment during at least the last five years, and directorships in other public corporations.

     The Company's officers and directors have advised the Company that they intend to vote their shares of Common Stock for the election of each of the nominees. Proxies will be voted FOR the election of the nominees below unless authority is withheld. Stockholders may withhold authority to vote for any nominee, in lieu of voting for the entire slate of directors, by lining through or striking out the name of any nominee listed below the pertinent instruction on the proxy card.

            NAME AND AGE                                        BACKGROUND
            ------------                                        ----------
Robert A. Bourne, 50.................  Mr. Bourne has served as Vice Chairman of the Board since
                                       February 1996. Previously, Mr. Bourne served as Secretary
                                       and Treasurer of the Company from February 1996 through
                                       December 31, 1997. Additionally, he has served as a director of the Company since June 1992. Previously, he served as
                                       Vice Chairman of the Board, Secretary and Treasurer of CNL
                                       Realty Advisors, Inc. (the external advisor of the Company from July 1992 through December 31, 1997, the "Advisor")
                                       from February 1996 until December 1997, as President of the
                                       Company from July 1992 until February 1996 and as President and a director of the Advisor from 1991 until February 1996.
                                       On January 1, 1998, the Advisor merged into a wholly owned subsidiary of the Company which resulted in the Company
                                       becoming a self-administered and self-managed real estate
                                       investment trust. See "Certain Transactions." Mr. Bourne
                                       also serves as President of CNL Group, Inc. ("CNL Group").
                                       In addition, Mr. Bourne is President, a director and a
                                       registered principal of CNL Securities Corp., President and a director of CNL Investment Company, President of CNL
                                       Realty Corp. and President and a director of CNL
                                       Institutional Advisors, Inc., a registered investment
                                       advisor. All of such entities are affiliates of CNL Group, a privately held, diversified real estate company. Since
                                       joining CNL Group in 1979, Mr. Bourne has been active in the acquisition, development and management of real estate
                                       projects throughout the United States. Mr. Bourne formerly was a Certified Public Accountant with Coopers & Lybrand.

            NAME AND AGE                                        BACKGROUND
            ------------                                        ----------
Edward Clark, 78.....................  Mr. Clark currently is a director of two private companies and a trustee of a private trust. From 1984 until July 1992,
                                       Mr. Clark served as President of the Company. From 1982
                                       through January 1998, he was employed by Investors
                                       Management Corporation, a privately held corporation. While employed by Investors Management Corporation, Mr. Clark
                                       provided consulting services with respect to tax and
                                       financial matters to Investors Management Corporation,
                                       Golden Corral Corporation, a subsidiary of Investors
                                       Management Corporation, and various other companies. From
                                       1966 to 1980, Mr. Clark, a certified public accountant, was a partner in the public accounting firm of Peat Marwick
                                       Mitchell & Co.

Clifford R. Hinkle, 49...............  Since 1991, Mr. Hinkle has been a director and executive officer of the Flagler companies, including Flagler Capital
                                       Corporation, which provides financial advisory and
                                       investment consulting services, where he has been the
                                       President since 1991, and Flagler Holdings, Inc., a merchant banking company, where he has been the Chairman and Chief
                                       Executive Officer since 1996. Additionally, Mr. Hinkle was a director of MHI Group, Inc., a New York Stock Exchange
                                       company, which owned and operated funeral homes and
                                       cemeteries from November 1993 until November 1995, and was the Chief Executive Officer of MHI Group, Inc. from April
                                       1995 until November 1995 when it was acquired by a
                                       subsidiary of The Loewen Group. Since 1996, Mr. Hinkle has been a director of Integrated Orthopaedics, Inc., an
                                       American Stock Exchange company, which owns and operates
                                       orthopaedic physician management practices. From 1987 to
                                       1991, Mr. Hinkle was the Executive Director and Chief
                                       Investment Officer of the State Board of Administration of
                                       Florida and managed over $40 billion in various trust funds.

Ted B. Lanier, 63....................  Mr. Lanier was the Chief Executive Officer of the Triangle
                                       Bank and Trust Company, Raleigh, North Carolina
                                       ("Triangle"), from January 1988 until March 1991. Mr. Lanier also was the Chairman of Triangle from January 1989 until
                                       March 1991 and its President from January 1988 until January
                                       1989. Since his retirement in 1991 as Chairman and Chief
                                       Executive Officer of Triangle, Mr. Lanier has managed his
                                       personal investments and managed investment accounts for
                                       various individuals and trusts.

James M. Seneff, Jr., 51.............  Mr. Seneff has been Chief Executive Officer of the Company since July 1992 and Chairman of the Board of the Company
                                       since June 1992. Mr. Seneff has served as Chief Executive
                                       Officer, director, and principal stockholder of CNL Group
                                       since its formation in 1973. From 1991 to December 1997, Mr.
                                       Seneff served as Chief Executive Officer and Chairman of the
                                       Board of the Advisor. From 1986 to 1994, Mr. Seneff served on the Florida Investment Advisory Council (the "Council"),
                                       which oversees the $40 billion Florida state retirement
                                       plan, and was Chairman of the Council from 1991 to 1992.
                                       Since 1971, Mr. Seneff has been active in the acquisition, development and management of real estate projects
                                       throughout the United States. Mr. Seneff is the brother-
                                       in-law of Kevin B. Habicht, Chief Financial Officer of the
                                       Company.

     In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the proxy will vote FOR the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote is required for the election of directors. Any director that does not receive an affirmative vote of a plurality of the shares of Common Stock will not be elected.

     A majority of the Company's directors are required to be independent, as that term is defined in the Company's Bylaws, as amended (the "Bylaws"). Messrs. Bourne, Clark, Hinkle and Lanier are independent directors (the "Independent Directors"). Independent Directors are those persons who are not affiliated, directly or indirectly, with any person, corporation, association, company, trust, partnership (general or limited) or other organization to whom the Board of Directors has delegated management duties. In addition, an Independent Director cannot perform any services for the Company other than as a director.

COMPENSATION OF DIRECTORS

     During the year ended December 31, 1997, each director who was a director for the entire year was paid $12,000 for serving on the Board of Directors. Each director received $1,000 per quarterly Board of Directors meeting attended and $750 per committee meeting attended. Since May 1993, however, Messrs. Seneff and Bourne have waived their directors' fees. The Board of Directors believes this compensation level is comparable to that provided by many other companies in the real estate investment trust ("REIT") industry.

     The Board of Directors met 18 times during the year ended December 31, 1997 and the average attendance by the nominated directors at Board of Directors meetings was approximately 98%. Each nominated member attended at least 90% of the total meetings of the Board of Directors and of any committee on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The current members of the Audit Committee, who have served since June 1992, are Messrs. Clark and Lanier. The Audit Committee makes recommendations to the Board of Directors as to the independent accountants of the Company and reviews with such accounting firm the scope of the audit and the results of the audit upon its completion. The Audit Committee met once during the year ended December 31, 1997.

     The Company has a standing Compensation Committee, the members of which are selected by the full Board of Directors each year. The current members of the Compensation Committee are Messrs. Clark, Hinkle and Lanier. The principal function of the Compensation Committee is to make awards of stock options under the 1992 Commercial Net Lease Realty, Inc. Stock Option Plan (the "1992 Plan") and to set the terms of such stock options in accordance with the terms of the 1992 Plan. The Compensation Committee met once during the year ended December 31, 1997.

     In addition to the Audit Committee and the Compensation Committee, on December 18, 1996, the Board of Directors appointed a special committee of independent directors consisting of four of the Independent Directors of the Company (Messrs. Clark, Hinkle and Lanier and retired Board member Willoughby T.
Cox) (the "Special Committee") to consider and evaluate a possible merger with the Advisor (the "Advisor Transaction"). The Board of Directors authorized the Special Committee to retain outside counsel and financial advisors to assist it in its assignment.

     The Board of Directors agreed to compensate each member of the Special Committee at the rate of $20,000 plus $1,000 for each Special Committee meeting attended. The Special Committee met twelve times during the year ended December 31, 1997. With the exception of Mr. Cox, who did not attend several meetings, all members of the Special Committee participated in each of the 11 meetings. Upon the consummation of the Advisor Transaction, the responsibilities of the Special Committee terminated.

     The Company has a nominating committee, which was formed in September 1997 but did not meet during the year ended December 31, 1997. The current members of the nominating committee are Messrs. Bourne, Hinkle, Lanier and Seneff.

EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

                NAME                                       POSITION
                ----                                       --------
James M. Seneff, Jr..................  Chief Executive Officer and Chairman of the Board
Gary M. Ralston......................  President and Chief Operating Officer
Kevin B. Habicht.....................  Executive Vice President, Chief Financial
                                       Officer, Secretary and Treasurer

     Mr. Ralston, age 47, has served as President and Chief Operating Officer of the Company since February 1996. From February 1996 until December 1997 he served as President of the Advisor. From December 1993 until February 1996 he served as Executive Vice President and Chief Operating Officer of the Company. Mr. Ralston previously served as Vice President of the Company from July 1992 through December 1993 and as Vice President of the Advisor from its inception in 1991 through December 1993. From 1988 to 1992, he also served as a Senior Vice President of CNL Properties, Inc., a real estate investment and asset/property management company affiliated with CNL Group, Inc. From 1983 until 1988, Mr. Ralston was Vice President of ENCO, a real estate investment and asset/property management firm located in Lakeland, Florida. Mr. Ralston holds the Certified Commercial Investment Member and Society of Industrial and Office Realtors designations and is also a Florida licensed Real Estate Broker, Mortgage Broker and Certified Building Contractor. Mr. Ralston is a member of the Board of Directors of the National Association of Realtors, Vice Chairman of its Commercial Investment Committee and a member of the Capital Consortium.

     Mr. Habicht, age 39, has been Executive Vice President and Chief Financial Officer of the Company since December 1993 and has been Secretary and Treasurer of the Company since January 1, 1998. Mr. Habicht previously served as Assistant Secretary of the Company from December 1993 through December 1997, as Vice President of the Company from July 1992 through December 1993, as Assistant Secretary of the Advisor from December 1993 through December 1997, and as Vice President of the Advisor from its inception in 1991 through December 1993. From 1990 through December 1997, Mr. Habicht served as Senior Vice President of CNL Institutional Advisors, Inc. and from 1992 through 1997, Mr. Habicht served as Treasurer of CNL Investment Company, Senior Vice President of CNL Management Company and Treasurer of CNL Securities Corp. From 1981 to 1983, Mr. Habicht, a Certified Public Accountant and a Chartered Financial Analyst, was employed by Coopers & Lybrand, Certified Public Accountants. Mr. Habicht is the brother-in-law of James M. Seneff, Jr., Chief Executive Officer and Chairman of the Board of the Company.

     The background of Messr. Seneff is described at "PROPOSAL I -- ELECTION OF DIRECTORS -- Nominees."

     The Company employs certain other officers who also have extensive experience in selecting and managing freestanding retail properties. In addition to the directors and executive officers listed above, the following individuals are involved in the acquisition and management of the Company's properties:

     Joseph A. Ciardiello, age 50, has served as Senior Vice President of Corporate Acquisitions of the Company since January 1, 1998. From May 1996 through December 1997, Mr. Ciardiello served as Senior Vice President of Corporate Acquisitions of the Advisor. From 1992 to 1996, he served as Vice President of Real Estate and Development at Color Tile Inc. Prior to that he served as Vice President of Real Estate Price Club East Coast and Vice President of Development at Marriott Corporation. Mr. Ciardiello also served as National Director of Real Estate at McDonalds Corporation where he developed McDonalds' first joint venture real estate projects. Mr. Ciardiello holds the Certified Commercial Investment Member designation and is a member of the National Association of Corporate Real Estate Executives (NACORE). Mr. Ciardiello has over 20 years of retail real estate experience.

     Mez R. Birdie, age 48, has served as Vice President of Asset Management of the Company since January 1, 1998.. From December 1993 to December 1997, Mr. Birdie served as Vice President of Asset

Management of the Advisor, from June 1992 to November 1993, Mr. Birdie served as Director of Retail Management of the Company and from 1987 to 1992, Mr. Birdie served as Director of Property Management for Charles Wayne Properties, Inc. Mr. Birdie has received the Certified Property Manager designation awarded by the Institute of Real Estate Management and the Certified Shopping Center Manager designation awarded by the International Counsel of Shopping Centers (ICSC), and has a total of 14 years experience in the field of commercial and residential property management.

     David G. Etter, age 35, has served as Director of Real Estate Acquisitions of the Company since January 1, 1998. From April 1996 to December 1997, Mr. Etter served as Director of Real Estate Acquisitions of the Advisor. Previously, Mr. Etter worked for Rite Aid Corporation from 1994 to 1996 as Director of Real Estate for the Southeastern United States, and as Real Estate Manager for Taco Bell Corp. from 1989 to 1994. Mr. Etter holds an M.B.A., is a member of the National Association of Corporate Real Estate Executives (NACORE) and has 10 years of experience in asset management, real estate acquisition and real estate development.

     Courtney S. Hubbard, age 34, has served as Director of Due Diligence and Research of the Company since January 1, 1998. From February 1995 to December 1997, Ms. Hubbard served as Director of Due Diligence and Research of the Advisor. Prior to joining the Advisor, Ms. Hubbard was a senior associate at Clayton, Roper & Marshall, a real estate appraisal and consulting firm (1991 to 1995) and a senior associate with Kampe Appraisals, Inc. (1989 to 1991). She holds a Master of Arts Degree in Real Estate from the University of Florida. Ms. Hubbard is a MAI (Member, Appraisal Institute), a certified general real estate appraiser in the State of Florida, and a member of the Appraisal Institute's Admissions and Ethics committees.

     Dawn A. Peterson, age 34, has served as Director of Accounting and Financial Reporting of the Company since January 1, 1998. From July 1994 to December 1997, Ms. Peterson served as Director of Accounting and Financial Reporting of the Advisor. From 1991 to 1994, Ms. Peterson was employed by Coopers & Lybrand as a Certified Public Accountant (CPA). Ms. Peterson earned a Bachelor of Science degree in Business Administration and a Master of Science Degree in Accountancy from the University of Central Florida. She is a member of the American Institute of Certified Public Accountants.

     Cynthia C. Shelton, age 44, has served as Director of Acquisitions of the Company since January 1, 1998. From May 1996 to December 1997, Ms. Shelton served as Director of Acquisitions of the Advisor. Ms. Shelton served from 1995 to 1996 as Vice President of the Ross Realty Group, a real estate brokerage and property management company that specializes in retail properties, and from 1985 to 1995 as the Real Estate Manager for KinderCare Learning Centers, Inc., the largest child care company in the United States. Ms. Shelton has 21 years of experience in commercial brokerage and site selection and she holds the Certified Commercial Investment Member (CCIM) designation and is a Florida licensed Real Estate Broker. Ms. Shelton is the 1996 President of the Florida CCIM Chapter, a national councilor for the Certified Investment Real Estate Institute (CIREI) and a 1997 Director of the National Association of Realtors.

     In addition, the Company employs certain officers who have extensive experience in the build to suit development of commercial properties. These officers previously worked for CNL Development Company, Inc. (the "Development Company") until the Development Company was merged with and into the Advisor in April 1997, with the Advisor being the surviving corporation. Effective January 1, 1998, as a result of the Advisor Transaction, these officers became employees of the Company. See "Certain Transactions." The following individuals are among the key employees involved in the development of properties:

     Alexander M. Dmyterko, age 38, has served as Chief Operating
Officer -- Build-to-Suit since January 1, 1998. From March 1997 to December 1997, Mr. Dmyterko served as Chief Operating Officer of the Development Company. Before joining the Development Company, Mr. Dmyterko was a founder, and from 1993 to 1997 served as Executive Vice President/Managing Director of, Trammell Crow BTS, Inc. ("Trammell Crow"). From 1991 to 1993 Mr. Dmyterko served as Managing Director -- Retail for Trammell Crow. From 1987 to 1991 Mr. Dmyterko was a Project Manager and Marketing Representative at Trammell Crow. Mr. Dmyterko is a member of the International Council of Shopping Centers, the Urban Land Institute and the Chicago Area Shopping Center Owners.

     John K. Awsumb, age 51, has served as Senior Vice President of the Company since January 1, 1998. From October 1992 to December 1997, Mr. Awsumb served as Senior Vice President of the Development Company. Prior to joining the Development Company, from 1973 to 1992, Mr. Awsumb was a founding principal of Vickerey/Oversat/Awsumb Associates, Inc., a national architecture, planning, and interior design firm in Orlando, Florida and Chicago, Illinois. Mr. Awsumb served as vice chairman of that company from 1976 to 1992. From 1975 to 1981, Mr. Awsumb served as Chairman of the Downtown Development Board of the City of Orlando. Mr. Awsumb is a member of the American Institute of Architects and from 1987 to 1989 served as president and State director of the mid-Florida chapter. Mr. Awsumb is currently Vice President of the State Association of the American Institute of Architects.

     J. Michael Davis, age 37, has served as a Vice President of the Company since January 1, 1998. From April 1997 to December 1997, Mr. Davis served as a Vice President of the Development Company. Prior to joining the Development Company Mr. Davis was a Vice President of Trammell Crow from 1994 to 1997. From 1989 to 1993, Mr.. Davis served as Marketing Director -- Retail for Trammell Crow. Mr. Davis is a member of the International Council of Shopping Centers and the Urban Land Institute.

     Dennis E. Tracy, age 48, has served as Senior Vice President the Company since January 1, 1998. From November 1990 to December 1997, Mr. Tracy served as Senior Vice President of the Development Company. Prior to joining the Development Company, Mr. Tracy founded Tracy Homes, Inc., a luxury custom home building company and served as its president and owner. Mr. Tracy is a Certified Commercial Investment Manager and a member of the Advisory Board for the Retail Contractors Association.

                             EXECUTIVE COMPENSATION

ANNUAL COMPENSATION

     The following Summary Compensation Table shows the annual and long-term compensation paid by the Company to the Chief Executive Officer for services rendered in all capacities to the Company during the fiscal years ended December 31, 1997, 1996, and 1995. No executive officer of the Company received a total annual salary and bonus in excess of $100,000 from the Company during the fiscal year ended December 31, 1997. Until January 1, 1998, the Company's employees and executive officers were also employees and executive officers of the Advisor and received compensation from CNL Group in part for services in such capacities. See "Certain Transactions" for a description of the fees payable and expenses reimbursed to the Advisor.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                ANNUAL COMPENSATION(1)               ----------------------
                                           ---------------------------------              STOCK OPTION
       NAME AND PRINCIPLE POSITION         YEAR         SALARY         BONUS            AWARDS (SHARES)
       ---------------------------         ----         ------         -----            ---------------
James M. Seneff, Jr. ....................  1997           $0            $0                      -0-
     Chief Executive Officer &             1996            0             0                  120,000
     Chairman of the Board                 1995            0             0                      -0-

---------------
(1) Mr. Seneff became the Chief Executive Officer of the Company in July 1992. No executive officer received a salary or bonus from the Company during 1997.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     There were no stock options granted to the Chief Executive Officer or any other executive officer of the Company during the fiscal year ended December 31, 1997.

OPTIONS EXERCISED AND FISCAL YEAR-END VALUES

     The following table sets forth certain information with respect to unexercised stock options held by the Chief Executive Officer at December 31, 1997. The Chief Executive Officer did not exercise any stock options during the fiscal year ended December 31, 1997.

                                                                                      VALUE OF UNEXERCISED
                                              NUMBER OF UNEXERCISED                   IN-THE-MONEY OPTIONS
                                          OPTIONS AT DECEMBER 31, 1997               AT DECEMBER 31, 1997(1)
                                         -------------------------------         -------------------------------
                 NAME                    EXERCISABLE       UNEXERCISABLE         EXERCISABLE       UNEXERCISABLE
                 ----                    -----------       -------------         -----------       -------------
James M. Seneff, Jr. ..................    207,500            80,000              $942,625           $390,000
                                           -------            ------              --------           --------

---------------
(1) Based on the closing price of $17.875 on the New York Stock Exchange on December 31, 1997.

     The Company's only employee compensation plan is the 1992 Plan. The Company does not have any other compensation or pension plans.

     THE FOLLOWING SECTION OF THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED INTO ANY FILING BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCLUDING ANY SUCH INCORPORATION BY REFERENCE OF ANY OTHER PORTIONS OF THIS PROXY STATEMENT.

                         COMPENSATION COMMITTEE REPORT

     The Board of Directors appointed a Compensation Committee comprised of the undersigned, Messrs. Clark, Hinkle and Lanier. Members of the Compensation Committee, all of whom must be independent directors of the Company, are selected each year by the full Board of Directors.

     Through December 31, 1997, none of the officers of the Company, including the Chief Executive Officer, received any salary, bonus or other compensation from the Company for services rendered, except for stock option grants pursuant to the 1992 Plan. Accordingly, the primary responsibility of the Compensation Committee in 1997 was to administer the 1992 Plan, which includes determining the individuals to be granted stock option awards and defining the terms of such awards, including the number of shares subject to each option, exercise price, vesting schedule and expiration date.

     The purpose of the 1992 Plan is to provide compensation to persons whose services are considered essential to the growth and success of the Company. By linking this compensation to the market performance of the Company's Common Stock, the Company intends to provide additional incentive for officers and key employees to enhance the value and success of the Company and align the long-term interests of the officers and key employees with the interests of the Company's stockholders.

     During the fiscal year ended December 31, 1997, the Compensation Committee granted option awards in the amount of 200,000 shares under the 1992 Plan. Of the 2.0 million shares authorized under the 1992 Plan, 1,178,100 had been granted as of December 31, 1997. Stock option grants provide for an exercise price equal to the fair market value, as defined in the 1992 Plan, on the date of grant. In fixing the grants of stock options, including to the Chief Executive Officer, the Compensation Committee makes a subjective assessment of the general performance of the Company, the recipient's contribution to the Company's performance, the recipient's anticipated performance and contributions to the Company's achievement of its long-term goals and the position, level and scope of the responsibility of the recipient.

     In connection with the Advisor Transaction, the Special Committee (which included all members of the Compensation Committee) negotiated and evaluated the Advisor Transaction, including the negotiation of employment agreements (the "Employment Agreements") with Messrs. Seneff, Ralston and Habicht which became effective on January 1, 1998.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends ("NNN"), with the National Association of Real Estate Investment Trusts Equity Index ("NAREIT") and the S&P 500 Index ("S&P 500") for the five year period commencing January 1, 1993 and ending December 31, 1997. The graph assumes the investment of $100 on January 1, 1993.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                             [PERFORMANCE GRAPH]

                                  PROPOSAL II

       APPROVAL OF AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION
        TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK AND A CORRESPONDING
               INCREASE IN THE AUTHORIZED SHARES OF EXCESS STOCK

     The Board of Directors has unanimously approved, subject to approval of the stockholders at the Annual Meeting, amendments to Article VII of the Company's Articles of Incorporation, which (i) would authorize the Company to issue, from time to time, up to fifteen million (15,000,000) shares of preferred stock, $.01 par value (the "Preferred Stock"), with such rights, powers, preferences and terms as are determined by the Board of Directors at the time of issuance, without further stockholder action, and (ii) would increase in the number of shares of authorized shares of Excess Stock, $.01 par value (the "Excess Stock"), from ninety million (90,000,000) shares to one hundred and five million (105,000,000) shares.

     The text of the proposed amendments to Article VII is set forth in Appendix A of this Proxy Statement and incorporated herein by reference.

     The Board of Directors believes that the proposal to authorize the issuance of Preferred Stock is in the best interests of the Company and its stockholders. If the proposed amendments to the Articles of Incorporation to authorize the issuance of Preferred Stock is approved by the stockholders, the Preferred Stock would be available for issuance by the Board of Directors from time to time for stock dividends, financings, acquisitions or general corporate purposes. Such availability of shares of Preferred Stock would eliminate the delay and expense involved in conducting a special meeting of stockholders to authorize the issuance of such shares when needed and would provide the Company with the flexibility to act in a timely manner to take advantage of favorable market conditions and other opportunities. The Board of Directors has no current plans to issue any shares of Preferred Stock. See "Possible Effects of the Proposal to Authorize Preferred Stock."

     The issuance of Preferred Stock is not currently authorized by the Company's Articles of Incorporation, and, accordingly, no shares of Preferred Stock are currently issued and outstanding or available for future issuance.

CHARACTERISTICS OF PREFERRED STOCK

     If the proposed amendment authorizing the issuance of Preferred Stock is approved, the Board of Directors would be authorized to approve the issuance, without the necessity of further stockholder action (unless required by applicable laws, rules or regulations), of one or more series of Preferred Stock, and to determine the rights, powers, preferences and terms of such Preferred Stock, including, among other things: (i) the designation of the series, which may be by distinguishing number, letter or title; (ii) the dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series; (iii) the redemption rights, including conditions and the price or prices, if any, for shares of the series; (iv) the terms and amounts of any sinking fund for the purchase or redemption of shares of the series; (v) the rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series; (vi) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made; (vii) restrictions on the issuance of shares of the same series or of any other class or series; (viii) the voting rights, if any, of the holders of shares of the series; and (ix) any other relative rights, preferences and limitations on that series.

     If authorized, the Preferred Stock could be issued in one or more series varying in such features as dividend, redemption, sinking fund and conversion provisions, voting rights and the amount payable upon involuntary or voluntary liquidation of the Company. Preferred Stock would be available for stock dividends, possible future financings of, or acquisitions by, the Company and for general corporate purposes without any legal requirement that further stockholder authorization for the issuance thereof be obtained, unless required by applicable laws, rules or regulations. While the Board of Directors has great latitude in setting the terms of Preferred Stock, it is not the intention of the Board of Directors to provide holders of Preferred Stock with superior voting rights or to utilize Preferred Stock as an anti-takeover device. The primary purpose of issuing Preferred Stock, if authorized, will be to provide the Company with increased access to the capital markets with a different cost profile relative to Common Stock, generally in order to fund targeted real estate investments or repay debt.

CHARACTERISTICS OF EXCESS STOCK

     Currently, the Articles of Incorporation contain certain restrictions on the number of shares of Common Stock that individual stockholders may own. For the Company to qualify as a REIT for federal income tax purposes, not more than 50% in value of the outstanding capital stock (including preferred stock) of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code of 1986, as amended (the "Code"), to include certain entities) during the last half of a taxable year (other than the first year). The capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Because the Company expects to maintain its status as a REIT, the ownership limitation provision of the Articles of Incorporation containing restrictions on the acquisition of its Common Stock is intended to ensure compliance with these requirements. Therefore, because the Board of Directors believes it is essential for the Company to continue to qualify as a REIT for federal income tax purposes, the Articles of Incorporation provide that no holder may own, or be deemed to own, by virtue of the applicable attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the value of the issued and outstanding Common Stock of the Company. Any transfer of shares of Common Stock that would (i) create a direct or indirect ownership of shares of Common Stock in excess of the Ownership Limit, (ii) result in the shares of Common Stock being owned by fewer than 100 persons, or (iii) result in the Company being "closely held" within the meaning of section 856(h) of the Code (collectively, a "Non-Qualifying Event"), will be null and void, and the intended transferee will acquire no rights to such shares.

     Any shares purported to be transferred or issued that would result in a person owning shares that causes a Non-Qualifying Event will be automatically converted into shares of Excess Stock, which will be transferred pursuant to the Articles of Incorporation to the Company as trustee for the exclusive benefit of the person or persons to whom the shares of Excess Stock are ultimately transferred, until such time as the intended transferee retransfers the shares of Excess Stock. Subject to the Ownership Limit, the shares of Excess Stock may be retransferred by the intended transferee to any person (if the shares of Excess Stock would not be shares of Excess Stock in the hands of such person) at a price not to exceed the price paid by the intended transferee (or, if no consideration was paid, fair market value on the date of the purported transfer that resulted in shares of Excess Stock), at which point the shares of Excess Stock will automatically be converted into the stock to which the shares of Excess Stock are attributable. In addition, such shares of Excess Stock held in trust are subject to purchase by the Company at a purchase price equal to the price paid for the stock by the intended transferee (or, if no consideration was paid, fair market value at the date in which the Company purchases the shares of Excess Stock).

     From and after the intended transfer that caused the issuance of shares of Excess Stock, the intended transferee shall cease to be entitled to distributions (except upon liquidation), voting rights and other benefits with respect to such shares of the stock except the right to payment of the purchase price for the shares of stock or the transfer of shares as provided above. Any dividend or distribution paid to a proposed transferee on shares of Excess Stock prior to the discovery by the Company that such shares of stock have been transferred in violation of the provisions of the Articles of Incorporation shall be repaid to the Company upon demand. Further, the issuance of shares of Excess Stock has no dilutive effect on the then-issued and outstanding shares of Common Stock.

     Currently, the Articles of Incorporation authorize an equal number of shares of Common Stock and Excess Stock. In the event the amendments to Article VII are approved by the stockholders of the Company, the Articles of Incorporation would authorize an amount of Excess Stock equal to the aggregate number of authorized shares of Common Stock and Preferred Stock which, in the event that a Non-Qualifying Event occurs, would afford stockholders the same protections against the Company's failure to qualify as a REIT as are now currently in effect.

     Excess Stock may be issued only upon the occurrence of a Non-Qualifying Event and currently, there are no issued and outstanding shares of Excess Stock.

VOTE REQUIRED TO AMEND THE ARTICLES OF INCORPORATION

     The affirmative vote of the holders of a 66 2/3% of the shares of the Common Stock outstanding and entitled to vote at the meeting is required to approve amendments to the Articles of Incorporation. Accordingly, shares that are not voted (whether by abstention, broker non-vote or otherwise) will have the effect of counting against the approval of the proposed amendments to the Articles of Incorporation.

     THE BOARD OF DIRECTORS DEEMS ADVISABLE, AND RECOMMENDS A VOTE FOR, THE AUTHORIZATION TO ISSUE FIFTEEN MILLION (15,000,000) SHARES OF PREFERRED STOCK AND THE CORRESPONDING FIFTEEN MILLION (15,000,000) SHARE INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF EXCESS STOCK.

     A VOTE FOR PROPOSAL II SHALL BE DEEMED A VOTE PERMITTING THE BOARD OF DIRECTORS TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION IN THEIR ENTIRETY TO INCLUDE THE AMENDMENTS TO ARTICLE VII OF THE ARTICLES OF INCORPORATION APPROVED BY THE STOCKHOLDERS AT THE ANNUAL MEETING. IN THE EVENT THAT PROPOSAL II IS APPROVED BY THE STOCKHOLDERS OF THE COMPANY, APPENDIX A SETS FORTH ARTICLE VII OF THE ARTICLES OF INCORPORATION AS IF THE PROPOSED AMENDMENTS HAVE BEEN APPROVED.

POSSIBLE EFFECTS OF THE PROPOSAL TO AUTHORIZE PREFERRED STOCK

     Because the Board of Directors has not fixed, and does not believe that it is advisable at this time to fix, the characteristics of any particular series of Preferred Stock, each series will have the characteristics adopted by the Board of Directors prior to the issuance of any shares of such series. Such characteristics may effect the voting powers and the equity of the holders of the Common Stock, as well as the funds available for dividends and the distribution of assets upon liquidation. For example, the Preferred Stock could be given more than one vote per share and a liquidation preference over the Common Stock. Because dividends on preferred stock generally are paid prior to dividends on common stock outstanding, Preferred Stock may affect the funds available for dividends on the Common Stock. In addition, the issuance of shares of Preferred Stock could cause a dilution of the voting rights, the net earnings and the net book value per share of the Common Stock.

     Although the Board of Directors has no present intention to do so, it could, in the future, issue a series of Preferred Stock which, due to its terms, could impede a merger, tender offer or other transaction that some, or a majority, of the stockholders of the Company might believe to be in their best interests.

                               SECURITY OWNERSHIP

     The following table sets forth, as of the Record Date, the number and percentage of outstanding shares beneficially owned by all persons known by the Company to own beneficially more than five percent of the Company's Common Stock, by each director and nominee, by each of the executive officers named in "Executive Compensation," above, and by all officers and directors as a group, based upon information furnished to the Company by such stockholders, officers and directors. Unless otherwise noted below, the persons named in the table have sole voting and sole investment power with respect to each of the shares beneficially owned by such person.

                                                             NUMBER OF SHARES                  PERCENT
           NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIALLY OWNED                OF SHARES
           ------------------------------------             ------------------                ---------
Robert A. Bourne(1).......................................        500,912(2)(3)                 1.1%
     400 East South Street, Suite 500
     Orlando, Florida 32801
Edward Clark(1)...........................................         10,045(4)                     (5)
     5204 Shamrock Drive
     Raleigh, North Carolina 27612
Kevin B. Habicht..........................................        105,012(6)                     (5)
     400 E. South Street, Suite 500
     Orlando, FL 32801
Clifford R. Hinkle(1).....................................         24,910(7)                     (5)
     215 South Monroe Street, Suite 500
     Tallahassee, Florida 32301
Ted B. Lanier(1)..........................................         17,610(8)                     (5)
     1818 Windmill Drive
     Sanford, North Carolina 27330
Gary M. Ralston...........................................        148,298(9)                     (5)
     400 East South Street, Suite 500
     Orlando, Florida 32801
James M. Seneff, Jr.(10)..................................        764,503(2)(11)                1.8%
     400 East South Street, Suite 500
     Orlando, Florida 32801
ABKB/LaSalle Securities, Inc..............................      2,637,700                       9.1%
     100 East Pratt Street
     Baltimore, MD 21202

                                                             NUMBER OF SHARES                  PERCENT
           NAME AND ADDRESS OF BENEFICIAL OWNER             BENEFICIALLY OWNED                OF SHARES
           ------------------------------------             ------------------                ---------
Public Employees Retirement System of Ohio................      1,643,000                       5.7%
     277 East Town Street
     Columbus, Ohio 43215
All directors and executive officers as a group (8              1,269,701(2)(3)(4)(6)
  persons)................................................               (7)(8)(9)(11)          4.4%

---------------

 (1) A director of the Company.

 (2) Of these shares, 255,696 shares are held by four limited partnerships, of which Messrs. Bourne and Seneff are general partners and 55,003 shares are held in a private corporation, of which Messrs. Bourne and Seneff each own 50%. In addition, 35,473 of these shares are held by a trust of which Mr. Seneff serves as trustee. Messrs. Bourne and Seneff disclaim beneficial ownership of these shares, except to the extent of their respective percentage interests in each of these entities.

 (3) Includes 2,680 shares held by Mr. Bourne as custodian for his minor children and 168,833 shares subject to currently exercisable options.

 (4) Includes 635 shares held by Mr. Clark's spouse and 9,110 shares subject to currently exercisable options.

 (5) Less than 1 percent.

 (6) Includes 98,000 shares subject to currently exercisable options.

 (7) Includes 800 vested shares held by Flagler Capital Corporation Profit Sharing Plan on behalf of Mr. Hinkle, who is the sole participant, 9,110 shares subject to currently exercisable options, 250 shares held by Mr. Hinkle as custodian for his son under the Uniform Gift to Minors Act, 1,150 shares held by Mr. Hinkle's spouse, and 10,000 shares held by Flagler Holdings, Inc., in which Mr. Hinkle has a 26 percent interest and dispository and voting authority.

 (8) Includes 5,000 shares held by Mr. Lanier's spouse and 9,110 shares subject to currently exercisable options.

 (9) Includes 124,000 shares subject to currently exercisable options.

(10) An executive officer and director of the Company.

(11) Includes 166,594 shares owned by CNL Group, Inc. in which Mr. Seneff and his spouse own 100% and 247,500 shares subject to currently exercisable options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for the last fiscal year, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1997.

                              CERTAIN TRANSACTIONS

     For the year ended December 31, 1997, the Company paid the Advisor approximately $2.1 million in advisory fees. The Advisor was a majority owned subsidiary of CNL Group, of which James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, and his spouse are the only stockholders. Prior to the consummation of the Advisor Transaction, when an affiliate of CNL Group, Inc. (a "CNL Affiliate") undertook the development of a property, it negotiated with the tenant a "developer's cost," comprised of both "hard" costs of development and "soft" costs, including reimbursement of certain of the CNL Affiliate's expenses and a development fee generally equal to five to 10 percent of the total cost of the property. The rent on the developed property generally was calculated on the basis of market capitalization rate and the negotiated developer's cost. The Company purchased properties developed by CNL Affiliates at prices equal to the negotiated developer's costs, which included reimbursement of any expenses, as well as any development fees reflected in the developer's costs. The Company, however, did not directly pay acquisition fees or expense reimbursement in connection with the purchase of such properties.

     During the year ended December 31, 1997, the Company acquired 32 properties and three buildings which were developed by the tenant on land parcels owned by the Company for purchase prices (exclusive of transaction fees and closing costs) totaling $137.5 million from unrelated third parties. In connection with the acquisition of 21 of these properties and the three buildings, the Company paid the Advisor $2.6 million in acquisition fees and expense reimbursement fees. Also for the year ended December 31, 1997, the Company acquired 15 properties for an aggregate purchase price (exclusive of transaction fees and closing costs) of $39.3 million at an annualized cash on cost return (on an Inclusive Cost basis) of approximately 10.9 percent from CNL Affiliates who had developed the properties. The purchase prices paid by the Company for these 15 properties equaled the CNL Affiliates' costs, including development fees to affiliates of $2.6 million. No acquisition fees or expense reimbursement fees were paid to the Advisor in connection with the acquisition of these 15 properties.

                              INDEPENDENT AUDITORS

     Upon recommendation of and approval by the Audit Committee, KPMG Peat Marwick LLP has been selected to act as independent certified public accountants for the Company during the current fiscal year.

     A representative of KPMG Peat Marwick LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the person(s) named in the enclosed proxy will vote thereon as he or they determine to be in the best interests of the Company.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the annual meeting of stockholders to be held in 1999 must be received at the Company's office at 400 East South Street, Suite 500, Orlando, Florida 32801, no later than December 17, 1998.

                             AVAILABLE INFORMATION

     The Company is currently subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The Company hereby incorporates by reference the following documents into this Proxy Statement:

          (i) The Company's report on Form 8-K dated August 6, 1997 (Commission File No. 1-11290);

        (ii) The Company's report on Form 8-K dated September 18, 1997 (Commission File No. 1-11290);

          (iii) The Company's report on Form 10-Q for the quarter ended September 30, 1997 dated November 14, 1997 (Commission File No. 1-11290);

        (iv) The Company's report on Form 8-K dated December 18, 1997 (Commission File No. 1-11290);

        (v) The Company's report on Form 8-K dated December 18, 1997 (Commission File No. 1-11290);

          (vi) The Company's report on Form 8-K dated February 18, 1998 (Commission File No. 1-11290);

          (vii) The Company's report on Form 10-K for the year ended December 31, 1997 dated March 18, 1998 (Commission File No. 1-11290);

          (viii) The Company's report on Form 8-K dated March 20, 1998 (Commission File No. 1-11290);

          (ix) The Company's report on Form 8-K dated March 24, 1998 (Commission File No. 1-11290); and

          (x) The Company's report on Form 8-K dated March 25, 1998 (Commission File No. 1-11290).

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date of the annual meeting of stockholders shall be deemed to be incorporated by reference herein from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     The Company will provide, without charge, upon the written or oral request of any person to whom this Proxy Statement is delivered and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this Proxy Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically described herein). Request for such information should be delivered to:
Commercial Net Lease Realty, Inc., 400 East South Street, Suite 500, Orlando, Florida 32801, Tel: 407-423-7348, Attn: Kevin B. Habicht.

                                          By Order of the Board of Directors,


                                          /s/ KEVIN B. HABICHT

                                          Kevin B. Habicht
                                          Secretary

April 17, 1998
Orlando, Florida

                                                                      APPENDIX A

                                  ARTICLE VII
                                AUTHORIZED STOCK

SECTION 1. TOTAL CAPITALIZATION.

     The total number of shares of all classes of capital stock that the Corporation has authority to issue is two hundred ten million (210,000,000) shares, consisting of (i) ninety million (90,000,000) shares of common stock, par value $0.01 (the "Common Stock"); (ii) fifteen million (15,000,000) shares of preferred stock, par value $0.01 (the "Preferred Stock"); and one hundred five million (105,000,000) shares of excess stock, par value $0.01 (the "Excess Stock"). The aggregate par value of all of the authorized shares of all classes of capital stock having a par value is $2,100,000.

SECTION 2. CAPITAL STOCK.

     A. COMMON STOCK.

          (1) Common Stock Subject to Terms of Preferred Stock. The Common Stock shall be subject to the express terms of the Preferred Stock.

          (2) Dividend Rights. The holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation out of funds legally available therefor.

          (3) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation, the aggregate amount available for distribution to holders of shares of Common Stock (including, for purposes of this sentence, holders of shares of Excess Stock) shall be determined by applicable law. Except as provided below, each holder of shares of the Common Stock shall be entitled to receive that portion of such aggregate amount, ratably with (i) each other holder of shares of Common Stock and
     (ii) each holder of shares of Excess Stock, as the number of shares of the Common Stock held by such holder bears to the total number of shares of Common Stock and Excess Stock. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder of shares with respect to Excess Stock hereunder exceed (i) the price per share such holder paid for the Common Stock in the purported Transfer (as that term is defined in paragraph A of Section 3 of this Article VII) that resulted in the Excess Stock or (ii) if the holder did not give full value for such Excess Stock (as through a gift, devise or other event or transaction), a price per share equal to the Market Price (as that term is defined in paragraph A of Section 3 of this Article VII) for the shares of the Common Stock on the date of the purported Transfer that resulted in such Excess Stock. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to holders of Common Stock and other holders of Excess Stock resulting from the exchange of Common Stock to the extent permitted by the foregoing limitations.

          (4) Voting Rights. Except as may be provided in this Charter, and subject to the express terms of any series of Preferred Stock, the holders of shares of the Common Stock shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote) at all meetings of the stockholders of the Corporation, and shall be entitled to one (1) vote for each share of the Common Stock entitled to vote at such meetings.

     B. PREFERRED STOCK.

     The Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. Prior to the issuance of shares of each such series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series, and the terms, rights, restrictions and qualifications of the shares of each series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (i) The designation of the series, which may be by distinguishing number, letter or title.

          (ii) The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

          (iii) The redemption rights, including conditions and the price or prices, if any, for shares of the series.

          (iv) The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

          (v) The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and the relative rights of priority, if any, of payment of shares of the series.

          (vi) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

          (vii) Restrictions on the issuance of shares of the same series or of any other class or series.

          (viii) The voting rights, if any, of the holders of shares of the series.

          (ix) Any other relative rights, preferences and limitations on that series.

     Subject to the express provisions of any other series of Preferred Stock then outstanding, notwithstanding any other provision of this Charter, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Stock.

SECTION 3. RESTRICTIONS ON TRANSFER; ACQUISITIONS AND REDEMPTION OF SHARES.

     A. DEFINITIONS. For purposes of Sections 3 and 4 of this Article VII, the following terms shall have the following meanings:

     "Beneficial Ownership" shall mean ownership of shares of Capital Stock by an individual who would be treated as an owner of such shares under Section 542(a)(2) of the Code, either directly or constructively through the application of Section 544, as modified by Section 856(h)(1)(B). For purposes of this definition, the term "individual" also shall include any organization, trust or other entity that is treated as an individual for purposes of Section 542(a)(2) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

     "Beneficiary" shall mean a beneficiary of the Trust as determined pursuant to paragraph A of Section 4 of this Article VII.

     "Board of Directors" shall mean the Board of Directors of the Corporation.

     "Bylaws" shall mean the Bylaws of the Corporation.

     "Capital Stock" shall mean collectively the stock of the Corporation that is either Common Stock or Preferred Stock.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations and judicial decisions as in effect from time to time.

     "Constructive Ownership" shall mean ownership of shares of Capital Stock by a Person who would be treated as an owner of such shares, either actually or constructively, through the application of Section 318 of the Code, as modified by Section 856(d)(5) thereof. The terms "Constructive Owner," "Constructively Own," "Constructively Owns" and "Constructively Owned" shall have correlative meanings.

     "Market Price" on any day shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding such day (or those days during such 10-day period for which Closing Prices are available). The "Closing Price" on any day shall mean the last sale price, regular way, on such day or if no such sale takes place on that day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange, or if the Capital Stock is not so listed or admitted to trading, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange (including the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System) on which the Capital Stock is listed or admitted to trading or, if the Capital Stock is not so listed or admitted to trading, the last quoted price, or if not quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal automated quotation system then in use or, if the Capital Stock is not so quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the Capital Stock, or, if there is no such market maker or such closing prices otherwise are not available, the fair market value of the Capital Stock as of such day, as determined by the Board of Directors in its discretion.

     "Ownership Limit" shall mean 9.8 percent of the Value of any class of outstanding Capital Stock.

     "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participated in a public offering of Capital Stock for a period of sixty (60) days following the purchase by such underwriter of Capital Stock therein, provided that the foregoing exclusion shall apply in an underwriting only if the ownership of such Capital Stock by such underwriter would not cause the Corporation to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(a) of the Code or otherwise cause the Corporation to fail to qualify as a REIT.

     "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Capital Stock if such Transfer had been valid under paragraph B of this Section 3.

     "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the record holder of the Capital Stock if such Transfer had been valid under paragraph B of this Section 3.

     "REIT" shall mean a real estate investment trust under Sections 856 through 860 of the Code.

     "Restriction Termination Date" shall mean the first day on which the Board of Directors and the stockholders of the Corporation determine that it is no longer in the best interests of the Corporation to attempt, or continue, to qualify as a REIT.

     "Trading Day" shall mean a day on which the principal national securities exchange on which the Capital Stock is listed or admitted to trading is open for the transaction of business or, if the Capital Stock is not listed or admitted to trading, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Transfer" shall mean any sale, transfer, gift, hypothecation, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Capital Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have correlative meanings.

     "Trust" shall mean the trust created pursuant to paragraph A of Section 4 of this Article VII.

     "Trustee" shall mean the Corporation as trustee for the Trust, and any successor trustee appointed by the Corporation.

     "Value" shall mean, as of any given date, the Market Price per share of each class of Capital Stock then outstanding, multiplied by the number of shares of such class then outstanding.

     B. OWNERSHIP AND TRANSFER LIMITATION.

     (1) Notwithstanding any other provision of this Charter, except as provided in paragraph I of this Section 3 and Section 5 of this Article VII, prior to the Restriction Termination Date, no Person shall Beneficially or Constructively Own shares of Capital Stock in excess of the Ownership Limit.

     (2) Notwithstanding any other provision of this Charter, except as provided in paragraph I of this Section 3 and Section 5 of this Article VII, prior to the Restriction Termination Date, any Transfer, change in the capital structure of the Corporation, or other purported change in Beneficial or Constructive Ownership of Capital Stock that, if effective, would result in any Person Beneficially or Constructively Owning Capital Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer, change in the capital structure of the Corporation, or other purported change in Beneficial or Constructive Ownership with respect to that number of shares of Capital Stock which would otherwise be Beneficially or Constructively Owned by Such Person in excess of the Ownership Limit, and neither the Purported Beneficial Transferee nor the Purported Record Transferee shall acquire any rights in that number of shares of Capital Stock.

     (3) Notwithstanding any other provision of this Charter, except as provided in Section 5 of this Article VII, prior to the Restriction Termination Date, any Transfer, change in the capital structure of the Corporation, or other purported change in ownership of Capital Stock that, if effective, would result in the Capital Stock being owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer, change in the capital structure of the Corporation, or other purported change in ownership with respect to that number of shares which otherwise would be owned by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner) shall acquire no rights in that number of shares of Capital Stock.

     (4) Notwithstanding any other provisions of this Charter except Section 5 of this Article VII, prior to the Restriction Termination Date, any Transfer, change in the capital structure of the Corporation, or other purported change in Beneficial Ownership of shares of Capital Stock that, if effective, would cause the Corporation to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT shall be void ab initio as to the Transfer, change in the capital structure of the Corporation, or other purported change in Beneficial Ownership with respect to that number of shares of Capital Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT, and the intended transferee or subsequent Beneficial Owner shall acquire no rights in that number of shares of Capital Stock.

     C. EXCHANGE FOR EXCESS STOCK.

     (1) If, notwithstanding the other provisions contained in this Article VII, at any time prior to the Restriction Termination Date, there is a purported Transfer, change in the capital structure of the Corporation or other purported change in the Beneficial or Constructive Ownership of Capital Stock such that any person would either Beneficially or Constructively Own Capital Stock in excess of the Ownership Limit, then, except as otherwise provided in paragraph I of this Section 3, such shares of Capital Stock (rounded up to the next whole number of shares) in excess of the Ownership Limit automatically shall be exchanged for an equal number of shares of Excess Stock having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VII requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer, change in capital structure or other change in purported Beneficial or Constructive Ownership of Capital Stock.

     (2) If, notwithstanding the other provisions contained in this Article VII, prior to the Restriction Termination Date, there is a purported Transfer, change in the capital structure of the Corporation or other purported change in Beneficial Ownership of Capital Stock which, if effective, would cause the Corporation to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code, or otherwise, directly or indirectly, would cause the Corporation to fail to qualify as a REIT, then the shares of Capital Stock (rounded up to the next whole number of shares), being Transferred or which are otherwise affected by the change in capital structure or other purported change in Beneficial Ownership and which, in any case, would cause the Corporation to be "closely held" within the meaning of such Section 856(h) or otherwise would cause the Corporation to fail to qualify as a REIT automatically shall be exchanged for an equal number of shares of Excess Stock having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VII requires different terms. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer, change in capital structure or other purported change in Beneficial Ownership.

     D. REMEDIES FOR BREACH. If the Board of Directors or its designee shall at any time determine in good faith that a Transfer or change in the capital structure of the Corporation has taken place in violation of paragraph B of this
Section 3 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of paragraph B of this Section 3, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, change in the capital structure of the Corporation or other attempt to acquire Beneficial or Constructive Ownership of any shares of Capital Stock, including, but not limited to, refusing to give effect thereto on the books of the Corporation or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, change in the capital structure of the Corporation, attempted Transfer or other attempt to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of subparagraphs (2), (3) and (4) of paragraph B of this Section 3 (as applicable) shall be void ab initio and where applicable automatically shall result in the exchange described in paragraph C of this Section 3, irrespective of any action (or inaction) by the Board of Directors or its designee.

     E. NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to acquire Beneficial or Constructive Ownership of shares of Capital Stock in violation of paragraph B of this Section 3 and any Person who Beneficially or Constructively owns Excess Stock pursuant to paragraph C of this Section 3 shall immediately give written notice to the Corporation, or, in the event of a proposed or attempted Transfer or purported change in Beneficial Ownership, shall give at least fifteen (15) days prior written notice to the Corporation, of such event and shall promptly provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer, attempted Transfer or purported change in Beneficial Ownership on the Corporation's status as a REIT.

     F. OWNERS REQUIRED TO PROVIDE INFORMATION. Prior to the Restriction Termination Date:

          (1) Every Beneficial or Constructive Owner of more than 5.0 percent, or such lower percentages as required pursuant to regulations under the Code or as may be requested by the Board of Directors, of the Value of the outstanding Capital Stock of the Corporation shall annually, no later than January 31 of each calendar year, give written notice to the Corporation stating (i) the name and address of such

     Beneficial or Constructive Owner; (ii) the number of shares of Capital Stock Beneficially or Constructively Owned; and (iii) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Corporation such additional information as the Corporation, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

          (2) Each person who is a Beneficial or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner promptly shall provide to the Corporation such information as the Corporation, in its sole discretion, may request in order to determine the Corporation's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit.

     G. REMEDIES NOT LIMITED.  Nothing contained in this Article VII except
Section 5 hereof shall limit scope or application of the provisions of this
Section 3, the ability of the Corporation to implement or enforce compliance with the terms thereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.

     H. AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 3, including any definition contained in paragraph A hereof, the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 3 with respect to any situation based on the facts known to it.

     I. EXCEPTION. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel, or other evidence satisfactory to the Board of Directors, in its sole discretion, in each case to the effect that the restrictions contained in subparagraph 3 and subparagraph 4 of paragraph B of this Section 3 will not be violated, may waive, in whole or in part, the application of the Ownership Limit with respect to any Person. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board deems necessary, in its sole discretion, to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

     J. LIMITATIONS ON MODIFICATIONS.

     (1) The Ownership Limit may not be increased (nor may any additional ownership limitations be created) if, after giving effect to such increase or creation, the Corporation would be "closely held" within the meaning of Section 856(h) of the Code (assuming ownership of shares of Capital Stock by all Persons equal to the greater of the Beneficial Ownership of Capital Stock by such Person or the Ownership Limit).

     (2) Prior to any modification of the Ownership Limit, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent in order to determine or ensure the Corporation's status a REIT.

     K. LEGEND. Each certificate for shares of Capital Stock shall bear substantially the following legend:

             "The securities represented by this certificate are subject to restrictions on transfer for the purpose of maintenance of the Corporation's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (i) Beneficially or Constructively Own shares of Capital Stock in excess of 9.8 percent of the Value of the outstanding shares of Capital Stock of the Corporation; or (ii) Beneficially Own Capital Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise would cause the Corporation to fail to qualify as a REIT. Any Person who attempts or proposes to Beneficially or Constructively Own shares of Capital Stock in excess of the above limitations must notify the Corporation in writing at least fifteen (15) days prior to the proposed or attempted transfer. If the transfer restrictions referred to herein are violated, the shares of Capital Stock represented hereby automatically will be exchanged for shares of Excess Stock and will be held in trust by the Corporation, all as provided in the Charter of the Corporation. All capitalized terms in this legend have the meanings identified in the Corporation's Charter, as the same may be amended or restated from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."

SECTION 4. EXCESS STOCK.

     A. OWNERSHIP IN TRUST. Upon any purported Transfer, change in the capital structure of the Corporation or other purported change in Beneficial Ownership that results in Excess Stock pursuant to paragraph C of Section 3 of this
Article VII, such Excess Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to paragraph E of this Section 4. Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee shall have no rights in such Excess Stock except the right to designate a transferee of such Excess Stock upon the terms specified in paragraph E of this Section 4. The Purported Beneficial Transferee shall have no rights in such Excess Stock except as provided in paragraph C of this Section 4.

     B. DIVIDEND RIGHTS. Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been exchanged for Excess Stock shall be repaid to the Corporation upon demand, and any dividend or distribution declared but unpaid at the time of such discovery shall be rescinded as void ab initio with respect to such shares of Excess Stock.

     C. RIGHTS UPON LIQUIDATION.

     (1) Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Corporation, each holder of shares of Excess Stock resulting from the exchange of Preferred Stock of any specified series shall be entitled to receive, ratably with each other holder of shares of Excess Stock resulting from the exchange of shares of Preferred Stock of such series and each holder of shares of Preferred Stock of such series, such accrued and unpaid dividends, liquidation preferences and other preferential payments, if any, as are due to holders of shares of Preferred Stock of such series. In the event that holders of shares of any series of Preferred Stock are entitled to participate in the Corporation's distribution of its residual assets, each holder of shares of Excess Stock resulting from the exchange of Preferred Stock of any such series shall be entitled to participate, ratably with (i) each other holder of shares of Excess Stock resulting from the exchange of shares of Preferred Stock of all series entitled to so participate; (ii) each holder of shares of Preferred Stock of all series entitled to so participate; and (iii) each holder of shares of Common Stock and Excess Stock resulting from the exchange of shares of Common Stock (to the extent permitted by paragraph C of Section 3 of Article VII hereof), that portion of the aggregate assets available for distribution (determined in accordance with applicable law) as the number of shares of such Excess Stock held by such holder bears to the total number of (i) outstanding shares of Excess Stock resulting from the exchange of Preferred Stock of all series entitled to so participate; (ii) outstanding shares of Preferred Stock of all series entitled to so participate; and (iii) outstanding shares of Common Stock and shares of Excess Stock resulting from the exchange of shares of Common Stock. The Corporation, as holder of the Excess Stock in trust, or, if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation. Anything to the contrary herein notwithstanding, in no event shall the amount payable to a holder with respect to shares of Excess Stock resulting from the exchange of shares of Preferred Stock exceed (i) the price per share such holder paid for the Preferred Stock in the purported Transfer that resulted in the Excess Stock or (ii) if the holder did not give full value for such Excess Stock (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the shares of Preferred Stock on the date of the purported Transfer that resulted in such Excess Stock. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of shares of Preferred Stock and other holders of Excess Stock resulting from the exchange of Preferred Stock to the extent permitted by the foregoing limitations.

     (2) Except as provided below, in the event of any voluntary of involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Corporation, each holder of shares of Excess Stock resulting from the exchange of Common Stock shall be entitled to receive, ratably with (i) each other holder of shares of such Excess Stock and (ii) each holder of Common Stock, that portion of the aggregate assets available for distribution to holders of shares of Common Stock (including holders of Excess Stock resulting from the exchange of Common Stock pursuant to paragraph C of Section 3 of
Article VII hereof), determined in accordance with applicable law, as the number of shares of such Excess Stock held by such holder bears to the total number of shares of outstanding Common Stock and outstanding Excess Stock resulting from the exchange of Common Stock then outstanding. The Corporation, as holder of the Excess Stock in trust, or, if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up, or any distribution of the assets, of the Corporation. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder with respect to shares of Excess Stock exceed (i) the price per share such holder paid for the Common Stock in the purported Transfer that resulted in the Excess Stock or (ii) if the holder did not give full value for such Excess Stock (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the shares of Common Stock on the date of the purported Transfer that resulted in such Excess Stock. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of shares of Common Stock and other holders of Excess Stock resulting from the exchange of Common Stock to the extent permitted by the foregoing limitations.

     D. VOTING RIGHTS. The holders of shares of Excess Stock shall not be entitled to vote on any matters (except as required by the MGCL).

     E. RESTRICTIONS ON TRANSFER; DESIGNATION OF BENEFICIARY.

     (1) Excess Stock shall not be transferable. The Purported Record Transferee may freely designate a Beneficiary of its interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to a purported Transfer that resulted in the Excess Stock), if (i) the shares of Excess Stock held in the Trust would not be Excess Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Stock that exceeds (x) the price per share such Purported Beneficial Transferee paid for the Capital Stock in the purported Transfer that resulted in the Excess Stock or (y) if the Purported Beneficial Transferee did not give value for such shares of Excess Stock (as through a gift, devise or other transaction), a price per share equal to the Market Price for the shares of Capital Stock on the date of the purported Transfer that resulted in the Excess Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the Trust automatically shall be exchanged for an equal number of shares of Capital Stock and such shares of Capital Stock shall be transferred of record to the Beneficiary of the interest in the Trust designated by the Purported Record Transferee, as described above, if such Capital Stock would not be Excess Stock in the hands of such Beneficiary. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under paragraph F of this
Section 4.

     (2) Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under subparagraph (1) of this paragraph E, such Purported Beneficial Transferee shall pay, or cause the Beneficiary of the interest in the Trust to pay, such excess to the Corporation.

     (3) If any of the transfer restrictions set forth in this paragraph E, or any application thereof, is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Purported Record Transferee may be deemed, at the option of the Corporation, to have acted as the agent of the

Corporation in acquiring the Excess Stock as to which such restrictions would, by their terms, apply, and to hold such Excess Stock on behalf of the Corporation.

     F. PURCHASE RIGHT IN EXCESS STOCK. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price of the Capital Stock exchanged for such Excess Stock on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the purported Transfer, change in capital structure of the Corporation or purported change in Beneficial Ownership which resulted in such Excess Stock and
(ii) the date on which the Board of Directors determines in good faith that a Transfer, change in capital structure of the Corporation or purported change in Beneficial Ownership resulting in Excess Stock has occurred, if the Corporation does not receive a notice pursuant to paragraph E of Section 3 of this Article VII, but in no event later than a permitted Transfer pursuant to and in compliance with the terms of paragraph E of this Section 4.

     G. REMEDIES NOT LIMITED.  Nothing contained in this Article VII except
Section 5 hereof shall limit scope or application of the provisions of this
Section 4, the ability of the Corporation to implement or enforce compliance with the terms thereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, including, without limitation, refusal to give effect to a transaction on the books of the Corporation.

SECTION 5. SETTLEMENTS.

     Nothing in Sections 3 and 4 of this Article VII shall preclude the settlement of any transaction with respect to the Capital Stock entered into through the facilities of the New York Stock Exchange or other national securities exchange on which the Capital Stock is listed.

SECTION 6. SEVERABILITY.

     If any provision of this Article VII or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remainder of this Article VII shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                                     PROXY

                       COMMERCIAL NET LEASE REALTY, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints James M. Seneff, Jr. and Kevin B. Habicht, and any of them, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of Common Stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the annual meeting (including all adjournments thereof) of stockholders of Commercial Net Lease Realty, Inc. (the "Meeting") to be held on June 5, 1998, at 9:00 a.m. local time, at 450 E. South Street, Orlando, Florida.

I. PROPOSAL I. To elect five Directors to serve until the next annual meeting of stockholders or until their successors shall have been elected or qualified.

[ ] GRANT AUTHORITY to vote for all nominees listed below (except as marked to the contrary below).

[ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

  Robert A. Bourne, Edward Clark, Clifford R. Hinkle, Ted B. Lanier, James M.
                                  Seneff, Jr.

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, LINE
                THROUGH OR STRIKE OUT ANY NOMINEE LISTED ABOVE.

II. PROPOSAL II. Approval and adoption of an Amendment to Article VII of the Articles of Incorporation of Commercial Net Lease Realty, Inc. to (i) authorize the issuance of fifteen million (15,000,000) shares of Preferred Stock, $0.01 par value, in accordance with the terms described in the Proxy Statement and Appendix A attached thereto, and (ii) to increase the number of authorized shares of Excess Stock, $0.01 par value, from ninety million (90,000,000) shares to one hundred and five million (105,000,000) shares.

[      [          [
] FOR  ] AGAINST  ] ABSTAIN

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL II
                    (continued and to be signed on reverse)

                         (continued from reverse side)

The shares represented by this Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, the shares represented by this Proxy will be voted FOR Proposals I and II. In addition, the proxies may vote in their discretion on such other matters as may properly come before the Meeting.

                                             THE UNDERSIGNED HEREBY ACKNOWLEDGES
                                             RECEIPT OF THE PROXY STATEMENT OF
                                             COMMERCIAL NET LEASE REALTY, INC.

                                             -----------------------------------
                                             Signature(s)

                                             -----------------------------------
                                             Title/Authority

                                             Dated , 1998

                                             NOTE: Please sign as name appears
                                             hereon. Joint owners should each
                                             sign. When signing as attorney,
                                             executor, administrator, trustee,
                                             custodian, guardian or corporate
                                             officer, please give your full
                                             title as such. If a corporation,
                                             please sign in full corporate name
                                             by authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person. The proxies are authorized
                                             in their discretion, to vote such
                                             shares upon any other business that
                                             may properly come before the
                                             Meeting and all adjournments and
                                             postponements thereof.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.